EXHIBIT 21.1
SUBSIDIARIES

Entity Name	Jurisdiction of Incorporation or Formation
1100 Compton, LLC	Delaware
ABC Agency Network of Texas, LLC	Texas
ABC Agency Network, Inc.	Louisiana
Adirondack AIF, LLC	New York
Agent Alliance Insurance Company	Alabama
AgentCubed, LLC	Idaho
AIBD Insurance Company IC	Delaware
Alliance of Professional Service Organizations, LLC	Delaware
Allied Producers Reinsurance Company, Ltd.	Bermuda
America’s Health Care/RX Plan Agency, Inc.	Delaware
American Auto Insurance Agency, Inc.	Louisiana
American Capital Acquisition Investments S.A.	Luxembourg
Assigned Risk Solutions Ltd.	New Jersey
Association of Independent Beverage Distributors, LLC	Delaware
Care Financial of Texas, LLC	Texas
Century-National Insurance Company	California
ClearSide General Insurance Services, LLC	California
Direct Adjusting Company, Inc.	Tennessee
Direct Administration, Inc.	Tennessee
Direct Bay, LLC	Florida
Direct Brevard, LLC	Florida
Direct General Consumer Products, Inc.	Tennessee
Direct General Corporation	Tennessee
Direct General Finance Services, Inc.	Tennessee
Direct General Insurance Agency, Inc.	Tennessee
Direct General Insurance Company	Indiana
Direct General Insurance Company of Louisiana	Louisiana
Direct General Insurance Company of Mississippi	Mississippi
Direct General Life Insurance Company	South Carolina
Direct General Premium Finance Company	Tennessee
Direct Insurance Company	Tennessee
Direct National Insurance Company	Arkansas
Distributor Innovations and Benefits Savings Solutions, LLC	Delaware
Distributors Insurance Company PCC	Delaware
Elara Holdings, Inc.	Delaware
Euro Accident Health and Care Insurance Aktiebolag	Sweden
Euro Accident Health Services AB	Sweden
Healthcare Solutions Team, LLC	Illinois
HealthCompare Insurance Services, Inc.	Delaware
Imperial Fire and Casualty Insurance Company	Louisiana
Imperial General Agency of Texas, Inc.	Texas
Imperial Insurance Managers, LLC	Texas
Imperial Marketing Corporation	Louisiana

Entity Name	Jurisdiction of Incorporation or Formation
Integon Casualty Insurance Company	North Carolina
Integon General Insurance Corporation	North Carolina
Integon Indemnity Corporation	North Carolina
Integon National Insurance Company	North Carolina
Integon Preferred Insurance Company	North Carolina
Integon Service Co, S.A. de C.V.	Mexico
Integrity Underwriters, Inc.	Louisiana
John Alden Financial Corporation	Delaware
Louisiana General Agency, Inc.	Louisiana
MIC General Insurance Corporation	Michigan
Mortgage & Auto Solutions, Inc.	Texas
National General Alpha Re	Luxembourg
National General Assurance Company	Missouri
National General Georgia, LLC	Delaware
National General Holdings Bermuda, Ltd.	Bermuda
National General Holdings Luxembourg S.à.r.l.	Luxembourg
National General Insurance Company	Missouri
National General Insurance Luxembourg, S.A.	Luxembourg
National General Insurance Management Ltd.	Bermuda
National General Insurance Marketing, Inc.	Missouri
National General Insurance Online, Inc.	Missouri
National General Lender Services, Inc.	Delaware
National General Life Insurance Europe, S.A.	Luxembourg
National General Management Corp.	Delaware
National General Motor Club, Inc.	North Carolina
National General Premier Insurance Company	California
National General Re Ltd.	Bermuda
National General Reinsurance Broker Ltd.	Bermuda
National Health Insurance Company	Texas
New Jersey Skylands Management, LLC	Delaware
New South Insurance Company	North Carolina
Newport Management Corporation	California
NGHL US, LLC	Delaware
NGLS Adjusting, LLC	Delaware
NGLS Insurance Services, Inc.	California
North Star Marketing Corporation	Ohio
NSM Sales Corporation	Nevada
Personal Express Insurance Services, Inc.	California
Professional Services Captive Corporation IC	Delaware
Quotit Corporation	California
RAC Insurance Partners, LLC	Florida
Red Partners Operating Solutions, LLC	Delaware
Reliant Financial Group, LLC	Oregon
Right Choice Insurance Agency Inc.	Tennessee
Seattle Specialty Insurance Services, Inc.	Washington

Entity Name	Jurisdiction of Incorporation or Formation
SPCI Holdings, Inc.	Delaware
Standard Property and Casualty Insurance Company	Illinois
Standard Underwriters Co.	Illinois
The Association Benefits Solution, LLC	Delaware
Velapoint, LLC	Washington
Western General Agency, Inc.	California